Exhibit 99.1

May 16, 2012

FSP Phoenix Tower Corp.

FSP Phoenix Tower Corp. (the "Company") has declared a dividend in the amount of $857 per share of preferred stock, representing property operations for the quarter ended March 31, 2012. The dividend will be payable on May 30, 2012 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company’s property, a 34-story, multi-tenant Class "A" office building containing approximately 629,054 square feet, is located in Houston, Texas and, as of March 31, 2012, was approximately 90.8% leased, an 8.8% increase from the prior quarter.

During the first quarter, overall leasing activity continued to exhibit a positive trend, with occupancy within the property’s submarket increasing to 89.4%, up from 85% at this time last year. Rental rates increased modestly quarter over quarter. WorleyParsons Group, a global provider of engineering services, executed a lease for two full floors (50,716 square feet) at the property during the quarter. Recent leasing activity at the property should continue to support higher dividend yields as the build out of newly-leased premises is completed and periods of free rent expire.

The Texas Workforce Commission reported that unemployment in the Houston area was 7.0% in March 2012, down from 7.3% in December 2011 and 8.1% in March 2011. While we believe that vacancy and unemployment trends are improving, the Houston economy remains prone to cyclical periods during which vacancy and unemployment rates could remain flat or increase, and slow the pace of our leasing activity.

As of the date of this letter, a total of $12,000,000 has been drawn down on the $15,000,000 revolving line of credit investment in Phoenix Tower made by Franklin Street Properties Corp., our single common shareholder, to cover capital improvement costs, as well as tenant improvement and leasing commission costs. Franklin Street Properties Corp. also has a $4,116,000 equity investment in Phoenix Tower, owning the same preferred shares as all other investors. At the current level of occupancy, the property is projected to produce enough income going forward to cover operating expenses and interest on an annual basis. In the event that new and renewal leases at the property are consummated, especially for longer terms (seven years and longer), bringing the property to levels approaching full occupancy, it is possible that the existing revolving line of credit would need to be increased or replaced with a larger line or permanent debt in order to cover the incremental capital costs. Longer term leases often require higher tenant improvement and lease commission costs, but may also support higher property values.

After evaluating the property for a possible sale and soliciting interest and input from commercial real estate brokers familiar with the property and the local market, the Company retained CB Richard Ellis to facilitate a potential sale of the property. Our objective, as always, is to try to get the best possible overall rate of return for shareholders considering both current dividend distribution levels and potential property sale proceeds, all in the context of current market conditions. Currently there is a lot of investor interest in Houston for well-located Class A office properties. We believe that recent leasing activity at the property, together with an improving and active Houston office building investment climate, have combined to create a potentially advantageous sales opportunity for the shareholders.

Of course, any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors, review by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. Management has retained counsel to begin preparation of a consent solicitation to be mailed to the holders of the Company’s preferred stock. CB Richard Ellis has commenced its marketing of the property simultaneously with the preparation of the consent solicitation in order to make the most efficient use of the total timeframe normally associated with the successful completion of transactions of this type. Our present strategy is to simultaneously keep up current leasing efforts while aggressively marketing the property for sale. We will continue to keep you informed of further developments. We hope to have the results of our current marketing efforts to sell the property forwarded to shareholders for consideration within the next 60 days.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Phoenix Tower Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=001354309

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Phoenix (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP Phoenix Tower Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
6/30/2006	$1,534	$1,610,700	6.1%
9/30/2006	$1,651	$1,733,550	6.6%
12/31/2006	$2,285	$2,399,250	9.1%
2006				$5,470
3/31/2007	$1,809	$1,899,450	7.2%
6/30/2007	$1,751	$1,838,550	7.0%
9/30/2007	$1,732	$1,818,600	6.9%
12/31/2007	$1,833	$1,924,650	7.3%
2007				$12,595
3/31/2008	$1,505	$1,580,250	6.0%
6/30/2008	$240	$252,000	0.9%
9/30/2008	$0	$0	0.0%
12/31/2008	$495	$519,750	2.0%
2008				$14,835
3/31/2009	$666	$699,300	2.7%
6/30/2009	$714	$749,700	2.9%
9/30/2009	$738	$774,900	3.0%
12/31/2009	$952	$999,600	3.8%
2009				$17,905
3/31/2010	$1,047	$1,099,350	4.2%
6/30/2010	$952	$999,600	3.8%
9/30/2010	$772	$810,600	3.1%
12/31/2010	$714	$749,700	2.9%
2010				$21,390
3/31/2011	$666	$699,300	2.7%
6/30/2011	$666	$699,300	2.7%
9/30/2011	$666	$699,300	2.7%
12/31/2011	$666	$699,300	2.7%
2011				$24,054
3/31/2012	$857	$899,850	3.4%
2012				$24,911

*Yield based on original offering amount of $105,000,000 and $100,000/share

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Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its stockholders (the “Company Investors”) a Proxy Statement in connection with the proposed sale of the Company’s property. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Company Investors are urged to read the Proxy Statement carefully when it is available.

Company Investors will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, Company Investors will be able to obtain free copies of the Proxy Statement from the Company by contacting Georgia Touma, Assistant Vice President and Director of Investor Services (800-950-6288).

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the SEC. As of December 31, 2011, none of the Company’s directors or executive officers beneficially owned any shares of the Company’s preferred stock. Franklin Street Properties Corp. (“Franklin Street”) (NYSE Amex: FSP) holds the sole share of the Company’s common stock. Between March 2006 and September 2006, FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of Franklin Street, completed the sale on a best efforts basis of 1,050 shares of the Company’s preferred stock. FSP Investments LLC sold the Preferred Stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933. On September 22, 2006, Franklin Street purchased 48 shares of the Company’s preferred stock for $4,116,000. A more complete description of this information will be available in the Proxy Statement.

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Safe Harbor for Forward-Looking Statements

Statements in this letter regarding the proposed transaction, the expected timetable for completing the transaction, future financial benefits of the proposed transaction, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this letter.

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